As filed with the Securities and Exchange Commission on September 28, 2010
Investment Company Act File No. 811-10089

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|
Amendment No. 13	|X|
(Check appropriate box or boxes)

Short-Term Bond Master LLC (Exact name of Registrant as Specified in Charter)

100 Bellevue Parkway Wilmington, Delaware 19809 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 1-800-441-7762

John Perlowski Short-Term Bond Master LLC 55 East 52nd Street New York, NY 10055 (Name and Address of Agent for Service)

Copies to:
Counsel for the Fund Margery K. Neale, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099	Howard B. Surloff, Esq. BlackRock Advisors, LLC 55 East 52nd Street New York, NY 10055

EXPLANATORY NOTE

This Registration Statement has been filed by Short-Term Bond Master LLC (the “Registrant” or “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of any offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand-alone document. Part B of the Registration Statement is incorporated by reference into Part A and Part A of the Registration Statement is incorporated by reference into Part B of the Registration Statement.

Short-Term Bond Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 12 of the Registration Statement on Form N-1A (Securities Act File No. 333-43552 and Investment Company Act File No. 811-10053) of BlackRock Short-Term Bond Series, Inc., as filed with the Securities and Exchange Commission (the “Commission”) September 28, 2010, and as amended from time to time (the “BlackRock Registration Statement”).

Short-Term Bond Master LLC is an open-end, management investment company that was organized on July 7, 2000 as a Delaware statutory trust. On June 15, 2007, it converted to a Delaware limited liability company. The Short-Term Bond Master Portfolio (the “Portfolio”) is a diversified series of the Master LLC.

BlackRock Short-Term Bond Series, Inc. is a series fund consisting of one series, BlackRock Short-Term Bond Fund (“BlackRock Short-Term Bond Fund”). BlackRock Short-Term Bond Fund and any other feeder fund that may invest in the Portfolio are referred to herein as “Feeder Funds.”

*	Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ii

PART A

September 28, 2010

Short-Term Bond Master LLC
Responses to items 1, 2, 3, 4, and 13 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 5. Management.

(a) Investment Manager.

The Portfolio’s investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”). The Portfolio’s sub-adviser is BlackRock Financial Management, Inc. (“BFM” or the “Sub-Adviser”). Where applicable, BlackRock or the Manager also refers to the Sub-Adviser.

(b) Portfolio Managers.

Name	Portfolio Manager of the Portfolio Since	Title
Stuart Spodek	2007	Managing Director of BlackRock, Inc.
Thomas F. Musmanno, CFA	2008	Managing Director of BlackRock, Inc.

Item 6. Purchase and Sale of Master LLC Interests.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act.

There is no minimum initial or subsequent investment in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the New York Stock Exchange (“Exchange”) is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value.

Item 7. Tax Information.

Under the current method of operation of the Portfolio and because the Portfolio currently has one investor, the Portfolio is disregarded as an entity separate from its owner for federal income tax purposes and, thus, is not subject to federal income tax. Based upon the status of the Portfolio as a disregarded entity, the investor in the Portfolio will be treated as if it earned the income and owned the assets of such Portfolio directly, and will be subject to tax on the Portfolio’s ordinary income and capital gain.

A-1

If the Portfolio acquires additional investors, the Portfolio will be treated as a partnership for federal income tax purposes, and, thus, will continue not to be subject to federal income tax. If the Portfolio is treated as a partnership, each investor in the Portfolio will be subject to tax on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio’s ordinary income and capital gain. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder.

Item 8. Financial Intermediary Compensation.

Not applicable

Item 9. Investment Objective, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

(a) Investment Objective.

The investment objective of the Portfolio is to seek to maximize total return, consistent with preservation of capital.

The investment objective is a fundamental policy of the Portfolio and may not be changed without the approval of a majority of the Portfolios outstanding voting securities.

(b) Implementation of Investment Objective.

Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objective.

Under normal circumstances, the Portfolio invests at least 80% of its assets in bonds that permit it to maintain a portfolio duration of one to three years. This policy is a non-fundamental policy of the Portfolio and may not be changed without 60 days prior notice to shareholders. The total rate of return for the Portfolio is expected to rise and fall less than a longer duration bond fund.

The Portfolio invests mainly in investment grade, interest-bearing securities of varying maturities. These include:

  U.S. government securities, U.S. government agency securities, securities issued by U.S. government-sponsored enterprises and U.S. government instrumentalities corporate bonds

  mortgage-backed and asset-backed securities

  preferred stocks

  bonds that are convertible into stocks

A-2

The Portfolio invests in securities within the following ratings limitation guidelines:

  at least 70% of net assets in securities rated at least A or, if short-term, the second highest quality rating, by at least one of the major rating agencies such as Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s (“S&P”);

  up to 30% of its assets in securities rated BBB/Baa by at least one of the major rating agencies that rate the securities by any such agency; and

  up to 10% of its assets in securities rated below BBB/Baa by at least one of the major rating agencies that rate the security, but none rated below B.

For these purposes, the Portfolio may invest in unrated securities that Portfolio management considers to be of comparable quality to the above. After the Portfolio buys a security, it may be given a lower rating or stop being rated. This will not require the Portfolio to sell it, but Portfolio management will consider the change in rating in deciding whether to keep the security.

The Portfolio may invest up to 25% of its assets in foreign securities as follows: up to 25% of total assets in foreign securities that are denominated in U.S. dollars; up to 15% of total assets in foreign securities that are not denominated in U.S. dollars; and up to 15% of total assets in emerging market foreign securities.

As a result of the strategies described above, the Portfolio may have an annual portfolio turnover rate above 100%. Portfolio turnover is generally the percentage found by dividing the lesser of portfolio purchases or sales by the monthly average value of the portfolio.

Other Strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

  Affiliated Money Market Funds — The Portfolio may invest uninvested cash balances in affiliated money market funds.

  Bank Instruments — The Portfolio may invest in bank certificates of deposit, fixed time deposits and bankers’ acceptances.

  Borrowing — The Portfolio may borrow from banks as a temporary measure for extraordinary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions.

  Convertible Securities — The Portfolio may purchase convertible securities. Convertible securities generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock.

A-3

  Corporate Loans — The Portfolio may invest in corporate loans. Corporate loans are direct obligations of U.S. or foreign corporations that are purchased by the Portfolio in the secondary market.

  Derivatives — The Portfolio may use derivatives to hedge its investment portfolio against market and currency risks or to seek to enhance returns. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), a currency or an index (such as the S&P 500 Index). The derivatives that the Portfolio may use include but are not limited to futures contracts and options thereon, swaps and options thereon, and indexed and inverse floating rate securities.

  Dollar Rolls — The Portfolio may enter into dollar rolls in which the Portfolio will buy securities for delivery in the current month and simultaneously contract to resell substantially similar (the same type and coupon) securities on a specified future date to the same party.

  Illiquid/Restricted Securities — The Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public.

  Indexed and Inverse Securities — The Portfolio may invest in securities the potential return of which is based on the change in a specified interest rate or equity index (an “indexed security”). The Portfolio may also invest in securities the return of which is inversely related to changes in an interest rate or index (“inverse securities”). In general, the return on inverse securities will decrease when the underlying index or interest rate goes up and increase when that index or interest rate goes down.

  Investment Companies — The Portfolio has the ability to invest in other investment companies, such as exchange traded funds, unit investment trusts, and open-end and closed- end funds, including affiliated investment companies.

  Junk Bonds — Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Portfolio management believes are of comparable quality.

  Liquid Securities — To meet redemptions and when waiting to invest cash receipts, the Portfolio may invest in short- term, investment grade bonds, money market mutual funds and other money market instruments.

A-4

  Municipal Bonds — Municipal bonds are generally issued by states and local governments and their agencies, authorities and other instrumentalities. The Portfolio may invest in residual interest bonds, which are created by depositing municipal securities in a trust and dividing the income stream of an underlying municipal bond in two parts, one, a variable rate security and the other, a residual interest bond. The interest rate for the variable rate security is determined by an index or an auction process held approximately every seven to thirty five days, while the residual interest bond holder receives the balance of the income from the underlying municipal bond less an auction fee.

  Participation in TALF Program — The Portfolio may invest a portion of its assets through participation in the Term Asset-Backed Securities Loan Facility program (“TALF Program”), a program created by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the U.S. Department of the Treasury to assist the securitization markets by supporting the issuance of certain eligible collateral, which are investment-grade rated, asset-backed securities such as automobile loans, student loans, and credit card loans, as well as receivables related to residential mortgage servicing advances or certain commercial mortgage-backed securities. The types of eligible collateral may be expanded by the Federal Reserve in the future, and among other requirements must at issuance be rated in the highest investment-grade rating category by at least two ratings agencies (without the benefit of a third-party guarantee), and must not be placed on a watch list or downgraded by any such rating agency. The TALF Program will be operated by the Federal Reserve Bank of New York (the “New York Fed”). Under the TALF Program, the New York Fed will provide non-recourse loans to each Portfolio in a minimum size of $10 million.

  In order to obtain a loan under the TALF Program, the Portfolio is required to put up a certain percentage of the purchase price or value of the eligible collateral (called the “haircut”). In addition, it will be required to pay an administrative fee to the New York Fed on the settlement date of each TALF Program loan received by the Portfolio. The interest rate under the loan will vary and will be determined under the terms of the TALF Program. The term of a loan under the TALF Program will depend on the nature of the eligible collateral, and are currently three years or five years.

  The Portfolio will pledge eligible collateral, which will consist of either certain eligible asset-backed securities that the Portfolio currently owns or other asset-backed securities that the Portfolio purchases with the loan proceeds. Except in limited circumstances, TALF loans by the New York Fed to a Portfolio are non-recourse, and if the Portfolio does not repay the loan, the New York Fed may enforce its rights only against the eligible collateral pledged by the Portfolio and not against any other assets of the Portfolio. TALF loans are prepayable at the option of the Portfolio without penalty, and the Portfolio may satisfy its loan obligation in full at any time by surrendering the eligible collateral to the New York Fed. If the securities constituting eligible collateral default and lose all their value, under the current terms of the TALF Program the New York Fed cannot look to the Portfolio to cover the principal on the loan. Generally, under the terms of the TALF Program a payment of principal on eligible collateral must be used immediately to reduce the principal amount of the TALF loan in proportion to the haircut (for example, if the original haircut was 10%, 90% of any principal repaid must be immediately paid to the New York Fed).

  Repurchase Agreements, Purchase and Sale Contracts — The Portfolio may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts also provide that the purchaser receives any interest on the security paid during the period.

  Reverse Repurchase Agreements — Reverse repurchase agreements involve the sale of securities held by the Portfolio with an agreement to repurchase the securities at an agreed- upon price, date and interest payment.

  Securities Lending — The Portfolio may lend securities with a value up to 33 1 /3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral.

  Sovereign Debt — The Portfolio may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. The Portfolio may invest in obligations of foreign governments or their subdivisions, agencies and instrumentalities. The Portfolio also may invest in obligations of international agencies or supra-national entities.

A-5

  Temporary Defensive Strategies — For temporary or defensive purposes, the Portfolio may invest up to 100% of its assets in short-term, investment grade bonds and other money market instruments in response to adverse market, economic or political conditions. The Portfolio may not achieve its objective using this type of investing.

  Variable Rate Demand Obligations — The Portfolio many invest in variable rate demand obligations (“VRDOs”). VRDOs are floating rate securities that combine an interest in a long term municipal bond with a right to demand payment before maturity from a bank or other financial institution.

  When-Issue and Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Portfolio at an established price with payment and delivery taking place in the future. The Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction.

(c) Risks.

Set forth below is a summary discussion of the general risks of investing in the Portfolio. As with any fund, there can be no guarantee that the Portfolio will meet its objective, or that the Portfolio’s performance will be positive over any period of time. Investors may lose money investing in the Portfolio.

  Credit Risk — Credit risk refers to the possibility that the issuer of a security will not be able to make principal and interest payments when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

  Extension Risk — When interest rates rise, certain obligations will be paid off by the obligor more slowly than anticipated, causing the value of these securities to fall. Rising interest rates tend to extend the duration of securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

  Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Portfolio will lose money. In particular, the Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

  Certain Risks of Holding Portfolio Assets Outside the United States — The Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Portfolio than for investment companies invested only in the United States.

  Currency Risk — Securities and other instruments in which the Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Portfolio’s portfolio.

  Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

A-6

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Portfolio’s ability to purchase or sell foreign securities or transfer the Portfolio’s assets or income back into the United States, or otherwise adversely affect the Portfolio’s operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Portfolio’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Portfolio’s investments.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Portfolio to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Portfolio to carry out transactions. If the Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party; the Portfolio could be liable for any losses incurred.

  High Portfolio Turnover Risk — The Portfolio may engage in active and frequent trading of its portfolio securities. High portfolio turnover (more than 100%) may result in increased transaction costs to the Portfolio, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of Portfolio portfolio securities may result in the realization and distribution to shareholders of higher capital gains or losses as compared to a fund with less active trading policies. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss and would increase an investor’s tax liability unless shares are held through a tax- deferred or exempt vehicle. These effects of higher than normal portfolio turnover may adversely affect Portfolio performance.

  Interest Rate Risk — Interest rate risk is the risk that prices of fixed-income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer-term securities generally change more in response to interest rate changes than prices of shorter-term securities. The Portfolio may lose money if short-term or long- term interest rates rise sharply or otherwise change in a manner not anticipated by Portfolio management.

A-7

  Liquidity Risk — Liquidity risk exists when particular investments are difficult to purchase or sell. The Portfolio’s investments in illiquid securities may reduce the returns of the Portfolio because it may be difficult to sell the illiquid securities at an advantageous time or price. To the extent that the Portfolio’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Portfolio will tend to have the greatest exposure to liquidity risk. Liquid investments may become illiquid after purchase by the Portfolio, particularly during periods of market turmoil. Illiquid investments may be harder to value, especially in changing markets, and if the Portfolio is forced to sell these investments to meet redemption requests or for other cash needs, the Portfolio may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Portfolio, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

  Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

  Mortgage- and Asset-Backed Securities Risks — Mortgage-backed securities (residential and commercial) and asset-backed securities represent interests in “pools” of mortgages or other assets, including consumer loans or receivables held in trust. Although asset-backed and commercial mortgage-backed securities (“CMBS”) generally experience less prepayment than residential mortgage-backed securities, mortgage-backed and asset-backed securities, like traditional fixed-income securities, are subject to credit, interest rate, prepayment and extension risks.

  Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. The Portfolio’s investments in asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. These securities also are subject to the risk of default on the underlying mortgage or assets, particularly during periods of economic downturn. Certain CMBS are issued in several classes with different levels of yield and credit protection. The Portfolio’s investments in CMBS with several classes may be in the lower classes that have greater risks than the higher classes, including greater interest rate, credit and prepayment risks.

  Mortgage-backed securities may be either pass-through securities or collateralized mortgage obligations (“CMOs”). Pass-through securities represent a right to receive principal and interest payments collected on a pool of mortgages, which are passed through to security holders. CMOs are created by dividing the principal and interest payments collected on a pool of mortgages into several revenue streams (tranches) with different priority rights to portions of the underlying mortgage payments. Certain CMO tranches may represent a right to receive interest only (“IOs”), principal only (“POs”) or an amount that remains after floating-rate tranches are paid (an inverse floater). These securities are frequently referred to as “mortgage derivatives” and may be extremely sensitive to changes in interest rates. Interest rates on inverse floaters, for example, vary inversely with a short-term floating rate (which may be reset periodically). Interest rates on inverse floaters will decrease when short-term rates increase, and will increase when short-term rates decrease. These securities have the effect of providing a degree of investment leverage. In response to changes in market interest rates or other market conditions, the value of an inverse floater may increase or decrease at a multiple of the increase or decrease in the value of the underlying securities. If the Portfolio invests in CMO tranches (including CMO tranches issued by government agencies) and interest rates move in a manner not anticipated by Portfolio management, it is possible that the Portfolio could lose all or substantially all of its investment.

  The mortgage market in the United States recently has experienced difficulties that may adversely affect the performance and market value of certain of the Portfolio’s mortgage-related investments. Delinquencies and losses on mortgage loans (including subprime and second-lien mortgage loans) generally have increased recently and may continue to increase, and a decline in or flattening of real-estate values (as has recently been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Also, a number of mortgage loan originators have recently experienced serious financial difficulties or bankruptcy. Reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

A-8

Asset-backed securities entail certain risks not presented by mortgage-backed securities, including the risk that in certain states it may be difficult to perfect the liens securing the collateral backing certain asset-backed securities. In addition, certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults. Certain mortgage-backed securities in which the Portfolio may invest may also provide a degree of investment leverage, which could cause the Portfolio to lose all or substantially all of its investment.

  Prepayment Risk — When interest rates fall, certain obligations will be paid off by the obligor more quickly than originally anticipated, and the Portfolio may have to invest the proceeds in securities with lower yields. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the management team will generally be at lower rates of return than the return on the assets that were prepaid. Prepayment reduces the yield to maturity and the average life of the security.

  U.S. Government Obligations Risk — Obligations of U.S. Government agencies, authorities, instrumentalities and sponsored enterprises have historically involved little risk of loss of principal if held to maturity. However, not all U.S. Government securities are backed by the full faith and credit of the United States. Obligations of certain agencies, authorities, instrumentalities and sponsored enterprises of the U.S. Government are backed by the full faith and credit of the United States (e.g., the Government National Mortgage Association); other obligations are backed by the right of the issuer to borrow from the U.S. Treasury (e.g., the Federal Home Loan Banks) and others are supported by the discretionary authority of the U.S. Government to purchase an agency’s obligations. Still others are backed only by the credit of the agency, authority, instrumentality or sponsored enterprise issuing the obligation. No assurance can be given that the U.S. Government would provide financial support to any of these entities if it is not obligated to do so by law.

The Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:

  Affiliated Fund Risk — In managing the Portfolio, BlackRock will have authority to select and substitute underlying funds. BlackRock may be subject to potential conflicts of interest in selecting underlying funds because the fees paid to BlackRock by some underlying funds are higher than the fees paid by other underlying funds. However, BlackRock is a fiduciary to the Portfolio and is legally obligated to act in the Portfolio’s best interests when selecting underlying funds.

  Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Portfolio shares and in the return on the Portfolio’s portfolio. Borrowing will cost the Portfolio interest expense and other fees. The costs of borrowing may reduce the Portfolio’s return. Borrowing may cause the Portfolio to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

  Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risks that apply to the underlying common stock.

  Corporate Loans Risk — Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate (“LIBOR”) or the prime rates of U.S. banks. As a result, the value of corporate loan investments is generally less exposed to the adverse effects of shifts in market interest rates than investments that pay a fixed rate of interest. However, because the trading market for certain corporate loans may be less developed than the secondary market for bonds and notes, the Portfolio may experience difficulties in selling its corporate loans. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a syndicate. The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, the Portfolio may not recover its investment or recovery may be delayed. By investing in a corporate loan, the Portfolio may become a member of the syndicate.

A-9

The corporate loans in which the Portfolio invests are subject to the risk of loss of principal and income. Although borrowers frequently provide collateral to secure repayment of these obligations they do not always do so. If they do provide collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Portfolio’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.

  Derivatives Risk — The Portfolio’s use of derivatives may reduce the Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Portfolio’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Portfolio to sell or otherwise close a derivatives position could expose the Portfolio to losses and could make derivatives more difficult for the Portfolio to value accurately. The Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Portfolio’s derivatives positions to lose value. When a derivative is used as a hedge against a position that the Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Portfolio’s hedging transactions will be effective. The income from certain derivatives may be subject to Federal income tax. Swap agreements involve the risk that the party with whom the Portfolio has entered into the swap will default on its obligation to pay the Portfolio and the risk that the Portfolio will not be able to meet its obligations to pay the other party to the agreement.

  Dollar Rolls Risk — Dollar roll transactions involve the risk that the market value of the securities the Portfolio is required to purchase may decline below the agreed upon repurchase price of those securities. If the broker/dealer to whom the Portfolio sells securities becomes insolvent, the Portfolio’s right to purchase or repurchase securities may be restricted. Successful use of mortgage dollar rolls may depend upon the adviser’s ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed.

  Expense Risk — Portfolio expenses are subject to a variety of factors, including fluctuations in the Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Portfolio’s net assets decrease due to market declines or redemptions, the Portfolio’s expenses will increase as a percentage of Portfolio net assets. During periods of high market volatility, these increases in the Portfolio’s expense ratio could be significant.

  Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.
A-10

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Some countries have pervasive corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

  Indexed and Inverse Securities Risks — Certain indexed and inverse securities have greater sensitivity to changes in interest rates or index levels than other securities, and the Portfolio’s investment in such instruments may decline significantly in value if interest rates or index levels move in a way Portfolio management does not anticipate.

  Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Portfolio acquires shares of investment companies, including ones affiliated with the Portfolio, shareholders bear both their proportionate share of expenses in the Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies. To the extent the Portfolio is held by an affiliated fund, the ability of the Portfolio itself to hold other investment companies may be limited.

  Junk Bonds Risk — Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high risk investments that may cause income and principal losses for the Portfolio. The major risks of junk bond investments include:

    Junk bonds may be issued by less creditworthy issuers. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders.

    Prices of junk bonds are subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed-income securities.

A-11

  Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

  Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Portfolio before it matures. If the issuer redeems junk bonds, the Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

  Junk bonds may be less liquid than higher rated fixed-income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Portfolio’s securities than is the case with securities trading in a more liquid market.

  The Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

The credit rating of a high yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

  Municipal Bonds Risk — Municipal bonds are subject to interest rate, credit and market risk. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. The market prices of residual interest bonds may be highly sensitive to changes in market rates and may decrease significantly when market rates increase.

  Repurchase Agreements, Purchase and Sale Contracts Risks — If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value of the security declines, the Portfolio may lose money.

  Reverse Repurchase Agreements Risk — Reverse repurchase agreements involve the sale of securities held by the Portfolio with an agreement to repurchase the securities at an agreed- upon price, date and interest payment. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Portfolio could lose money if it is unable to recover the securities and the value of the collateral held by the Portfolio, including the value of the investments made with cash collateral, is less than the value of securities. These events could also trigger adverse tax consequences to the Portfolio.

  Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Portfolio.

  Sovereign Debt Risk — Sovereign debt instruments are subject to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debt that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.

A-12

  TALF Program Risk — Participating in the TALF Program may subject the Portfolio to the risk of leverage that applies to other types of borrowings the Portfolio may engage in. Loans under the TALF Program would not be subject to the Portfolio's limitations on borrowings, however, the Portfolio will borrow under the TALF Program only if it maintains segregated liquid assets (in addition to any assets pledged as eligible collateral), marked-to-market daily, in an amount equal to the Portfolio's outstanding principal and interest under the TALF loan. Under certain circumstances, loans under the TALF Program may become recourse to a Portfolio if, for example, the Portfolio ceases to be an eligible borrower under the TALF Program. This may adversely affect the Portfolio's ability to achieve its investment objective. If loans under the TALF Program become recourse to the Portfolio and the value of eligible collateral pledged to the Federal Reserve Bank of New York (the "New York Fed"), the lender under the TALF Program, is less than the amounts owed by the Portfolio under the loan, then the Portfolio will be required to pay the difference to the New York Fed. In order to make this payment, the Portfolio may be required to sell portfolio securities during adverse market conditions or at a time it may not otherwise choose to sell such securities. Finally, if the Portfolio were to surrender its eligible collateral under the terms of the TALF Program, it could lose certain up-front amounts paid to the New York Fed.

The Federal Reserve may change the terms of the TALF Program at its discretion. The Portfolio cannot predict any such changes, which may adversely affect the value of the Portfolio's assets and the ability of the Portfolio to achieve its investment objectives. Under the terms of the TALF Program, any interest and principal payments from TALF eligible collateral will be directed first to a custodial account in the name of the primary dealer (who acts as agent for the Portfolio) prior to remittance to the Portfolio. As a result, the Portfolio will be subject to the counterparty risk of the primary dealer.

The primary dealer may terminate its agreement with the Portfolio at any time. If the Portfolio is not able to find a replacement primary dealer within the requisite period of time, it may be required to either repay the loan, sell the eligible collateral, or surrender the eligible collateral at a time when it may not be advantageous to do so, which may result in losses to the Portfolio.

  Variable Rate Demand Obligations Risk — Variable rate demand obligations are floating rate securities that combine an interest in a long term municipal bond with a right to demand payment before maturity from a bank or other financial institution. If the bank or financial institution is unable to pay, the Portfolio may lose money.

  When-Issue and Delayed Delivery Securities and Forward Commitments Risks — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

(d) Portfolio Holdings.

For a discussion of the Master LLC’s policies and procedures regarding selective disclosure of portfolio holdings, see Part B of this Registration Statement. The Portfolio’s top ten holdings are made available on a monthly basis at www.blackrock.com, generally within 5 business days after the end of the month to which the information applies.

Item 10. — Management, Organization, and Capital Structure.

(a)(1) Investment Adviser.

BlackRock Advisors, LLC, (the “Manager” or “BlackRock”) the Master LLC’s investment adviser, manages the Portfolio’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC. While the Manager is ultimately responsible for the management of the Portfolio, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is a wholly owned subsidiary of BlackRock, Inc.

A-13

     The Master LLC, on behalf of the Portfolio, has entered into an investment management agreement (the “Investment Management Agreement”) with the Manager pursuant to which the Manager receives as compensation for the services it provides a fee at the annual rate of 0.21% of the Portfolio’s average daily net assets.

     The Manager has entered into a sub-advisory agreement with BlackRock Financial Management, Inc., (“BFM” or the “Sub-Adviser”), an affiliate of the Manager under which the Manager pays BFM a monthly fee at an annual rate equal to a percentage of the management fee paid to the Manager. The Sub-Adviser is responsible for the day-to-day management of the Portfolio. As used herein, the terms “Manager” and “BlackRock” include, where applicable, the Sub-Adviser.

A discussion of the Board of Directors’ approval of the Investment Management Agreement and the sub-advisory agreement between the Manager and the Sub-Adviser is included in the BlackRock Short-Term Bond Fund’s annual shareholder report for the fiscal year ended May 31, 2010.

The Manager was organized in 1994 to perform advisory services for investment companies. BFM is a registered investment adviser organized in 1994. The Manager and its affiliates had approximately $3.151 trillion in investment company and other portfolio assets under management as of June 30, 2010.

From time to time, a manager, analyst, or other employee of the Manager or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Manager or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Manager disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Portfolio are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Portfolio.

Conflicts of Interest.

      The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and PNC and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) and of BlackRock, Inc.’s significant shareholders, Merrill Lynch, and its affiliates, including BAC (each a “BAC Entity”), and Barclays Bank PLC and its affiliates, including Barclays (each a “Barclays Entity”) (for convenience the BAC Entities and Barclays Entities are collectively referred to in this section as the “Entities” and each separately is referred to as an “Entity”) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master LLC and its shareholders. BlackRock and its Affiliates or the Entities provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the funds. BlackRock and its Affiliates or the Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master LLC. One or more Affiliates or Entities act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Master LLC directly and indirectly invests. Thus, it is likely that the Master LLC will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate or an Entity performs or seeks to perform investment banking or other services. One or more Affiliates or Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master LLC and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Master LLC. The trading activities of these Affiliates or Entities are carried out without reference to positions held directly or indirectly by the Master LLC and may result in an Affiliate or an Entity having positions that are adverse to those of the Master LLC. No Affiliate or Entity is under any obligation to share any investment opportunity, idea or strategy with the Master LLC. As a result, an Affiliate or an Entity may compete with the Master LLC for appropriate investment opportunities. The results of the Master LLC’s investment activities, therefore, may differ from those of an Affiliate or an Entity and of other accounts managed by an Affiliate or an Entity, and it is possible that the Master LLC could sustain losses during periods in which one or more Affiliates or Entities and other accounts achieve profits on their trading for proprietary or other accounts. The opposite

A-14

result is also possible. In addition, the Master LLC may, from time to time, enter into transactions in which an Affiliate or an Entity or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Master LLC. Transactions by one or more Affiliate- or Entity-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master LLC. The Master LLC’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates or Entities, and/or their internal policies designed to comply with such restrictions. In addition, the Master LLC may invest in securities of companies with which an Affiliate or an Entity has or is trying to develop investment banking relationships or in which an Affiliate or an Entity has significant debt or equity investments. The Master LLC also may invest in securities of companies for which an Affiliate or an Entity provides or may some day provide research coverage. An Affiliate or an Entity may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Master LLC or who engage in transactions with or for the Master LLC, and may receive compensation for such services. The Master LLC may also make brokerage and other payments to Affiliates or Entities in connection with the Master LLC’s portfolio investment transactions.

       Under a securities lending program approved by the Master LLC’s Board, the Master LLC has retained an Affiliate of BlackRock to serve as the securities lending agent for the Master LLC to the extent that the Master LLC participates in the securities lending program. For these services, the lending agent may receive a fee from the Master LLC, including a fee based on the returns earned on the Master LLC’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master LLC may lend its portfolio securities under the securities lending program.

       The activities of Affiliates may give rise to other conflicts of interest that could disadvantage the Master LLC and its shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See the SAI for further information.

(a)(2) Portfolio Managers.

The Portfolio is managed by a team of financial professionals. Stuart Spodek and Thomas F. Musmanno, CFA, are jointly and primarily responsible for the day-to-day management of the Portfolio.

Portfolio Manager	Primary Role	Since	Title and Recent Biography

Stuart Spodek	Responsible for the day-to-day management of the Portfolio’s portfolio, including setting the Portfolio’s overall investment strategy and overseeing the management of the Portfolio.	2007	Managing Director of BlackRock, Inc. since 2002; Co-head of U.S. Fixed Income within BlackRock’s Fixed Income Portfolio Management Group since 2007.

Thomas F. Musmanno, CFA	Responsible for the day-to-day management of the Portfolio’s portfolio, including setting the Portfolio’s overall investment strategy and overseeing the management of the Portfolio.	2008	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock from 2006 to 2009; Director of Merrill Lynch Investment Managers, L.P. from 2004 to 2006.
For information about the portfolio managers’ compensation, other accounts they manage and their ownership of Feeder Fund shares, please see Part B of this Registration Statement.

(a)(3) Legal Proceedings. Not applicable.

(b) Capital Stock.

Investors in the Master LLC have no preemptive or conversion rights and beneficial interests in the Portfolio are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC or the Portfolio, investors would be entitled to share, in proportion to their investment in the Master LLC or the Portfolio (as the case may be), in the assets of the Master LLC or the Portfolio available for distribution to investors.

A-15

The Master LLC is organized as a Delaware limited liability company and currently consists of one portfolio. Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with their pro rata interests in the Master LLC.

Investments in the Master LLC may not be transferred, but an investor may withdraw all or any portion of its investment in the Portfolio at net asset value on any day on which the New York Stock Exchange is open, subject to certain exceptions.

Item 11. — Shareholder Information.

(a) Pricing of Interests in the Master LLC.

The Portfolio calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange (“Exchange”) is open, as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. The net asset value used in determining the price of an interest in the Portfolio is the next one calculated after the purchase or redemption order is placed. The net asset value is determined by deducting the amount of the Portfolio’s total liabilities from the value of its total assets. Foreign securities owned by the Portfolio may trade on weekends or other days when the Portfolio does not price its interests. As a result, the Portfolio’s net asset value may change on days when an investor will not be able to purchase or redeem the Portfolio’s interests.

Each investor in the Master LLC may add to or reduce its investment in the Portfolio on each day the Exchange is open for trading. The value of each investor’s beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the close of regular trading of the Exchange on the next day the Portfolio calculates its net asset value.

The Portfolio generally values fixed income portfolio securities using market prices provided by an independent pricing service in accordance with a valuation policy approved by the Master LLC’s Board of Directors. If market quotations are not readily available or, in the Manager’s judgment, they do not accurately reflect fair value for a security, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value. Fair value determinations may be made by the Portfolio’s independent pricing service using a matrix pricing system or other pricing methodologies approved by the Directors or by the Manager’s Valuation Committee after consideration of the material factors that may affect the value of a particular security.

The Portfolio may invest a portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain other fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Portfolio’s interests are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of the Portfolio’s net asset value. If market quotations are not readily available or, in the Manager’s judgment, do not accurately reflect fair value for a security or if a security’s value has been materially affected by events occurring after the close of the market on which the security is principally traded, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value.

A-16

The Board has adopted valuation procedures for the Portfolio and has delegated the day-to-day responsibility for fair value determinations to the Manager’s Valuation Committee. Fair value determinations by the Manager that affect the Portfolio’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Manager monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Portfolio. Those may include events affecting specific issuers (for example, a halt in trading of an issuer’s securities on an exchange during the trading day, a corporate action or a company announcement) or events affecting securities markets generally (for example, market volatility or a natural disaster).

The Manager believes that foreign security values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets. The fair valuation procedures therefore include a procedure whereby foreign securities prices may be “fair valued” by an independent pricing service in accordance with the valuation policy approved by the Board of Directors to take those factors into account.

The Portfolio’s use of fair value pricing is designed to ensure that the Portfolio’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the Portfolio on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

(b) Purchase of Interests in the Master LLC.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC reserves the right to cease accepting investments at any time or to reject any investment order.

(c) Redemption of Interests in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

(d) Dividends and Distributions. Not Applicable.

(e) Frequent Purchase and Redemption of Master LLC Interests.

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures designed to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information —Short-Term Trading Policy” in Part A of the BlackRock Registration Statement for more information.

A-17

(f) Tax Consequences.

        Under the current method of operation of the Portfolio and because the Portfolio currently has one investor, the Portfolio is disregarded as an entity separate from its owner for federal income tax purposes and, thus, is not subject to federal income tax. Based upon the status of the Portfolio as a disregarded entity, the investor in the Portfolio will be treated as if it earned the income and owned the assets of such Portfolio directly, and will be subject to tax on the Portfolio’s ordinary income and capital gain.

        If the Portfolio acquires additional investors, the Portfolio will be treated as a partnership for federal income tax purposes, and, thus, will continue not to be subject to federal income tax. If the Portfolio is treated as a partnership, each investor in the Portfolio will be subject to tax on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio’s ordinary income and capital gain. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder.

Item 12. — Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) Rule 12b-1 Fees. Not Applicable.

(c) Multiple Class and Master Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Portfolio. However, the Portfolio may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Portfolio to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Portfolio or withdraws from the Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Portfolio. When a Feeder Fund is requested to vote on matters pertaining to the Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement.

A-18

PART B

September 28, 2010 Short-Term Bond Master LLC
Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 14. — Cover Page and Table of Contents.

     Short-Term Bond Master Portfolio (the “Portfolio”) is a series of Short-Term Bond Master LLC, (the “Master LLC”). This Part B is not a prospectus and should be read in conjunction with Part A of this Registration Statement, dated September 28, 2010, (the “Master LLC’s Part A”) which has been filed with the Securities and Exchange Commission (the “Commission”).

     The Master LLC is part of a master-feeder structure. As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 12 of the Registration Statement on Form N-1A (Securities Act File No. 811-10053 and Investment Company Act File No. 333-43552) of BlackRock Short-Term Bond Series, Inc. (the “Corporation”), as filed with the Commission on September 28, 2010, and as amended from time to time (“BlackRock Registration Statement”). Part A of the BlackRock Registration Statement includes the prospectus of BlackRock Short-Term Bond Fund, a series of the Corporation. Part B of the BlackRock Registration Statement includes the statement of additional information of BlackRock Short-Term Bond Fund.

BlackRock Short-Term Bond Fund and any other feeder fund that may invest in the Master LLC may be referred to herein as a “Feeder Fund.”

      This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which are to be used or distributed as a stand-alone document. The financial statements which relate to the Portfolio are incorporated into this Part B by reference to the BlackRock Short-Term Bond Fund 2010 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-441-7762 between 8:00 a.m. and 6:00 p.m., Eastern time, on any business day. The Master LLC’s Part A is incorporated by reference into this Part B, and this Part B has been incorporated by reference into the Master LLC’s Part A.

     References to the Investment Company Act of 1940, as amended, or other applicable law, will include interpretations or modifications by the Commission, Commission staff or other authority with appropriate jurisdiction, including court interpretations, and exemptive or other relief or permission from the Commission, Commission staff or other authority.

Item 15. — Master LLC History.
The Master LLC is an open-end investment company organized on July 7, 2000 as a statutory trust under the laws of the State of Delaware. The Master LLC currently consists of one series.

On or about September 29, 2006, the Master LLC changed its name to Short-Term Bond Master Trust. On June 15, 2007, it converted to a Delaware limited liability company and changed its name to Short-Term Bond Master LLC.

B-1

Item 16. — Description of the Master LLC and its Investments and Risks.

The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

     Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Portfolio, the types of securities purchased by the Portfolio, the investment techniques used by the Portfolio, and certain risks relating thereto, as well as other information relating to the Portfolio’s investment program, is incorporated herein by reference from the sections entitled “Investment Objective and Policies” and “Investment Restrictions” in Part I and “Investment Risks and Considerations” in Part II of Part B of the BlackRock Registration Statement.

     Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Portfolio’s portfolio holdings is incorporated herein by reference to the section entitled “Selective Disclosure of Portfolio Holdings” in Part II of Part B of the BlackRock Registration Statement.

B-2

Item 17. — Management of the Registrant.

(a) Management Information.

     Biographical Information. Certain biographical and other information relating to the Directors of the Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the term of office and length of time served, the total number of investment companies overseen in the complex of funds advised by the Manager or its affiliates (“BlackRock-advised funds”) and any public directorships. The same individuals serve as Directors of the Feeder Fund.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served as a Director[2]	Principal Occupation(s) During Past Five Years	Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company or Investment Company Directorships held During the Past Five Years

Independent Directors[1]
James H. Bodurtha[3]	Director	2002 to present	Director, The China Business Group, Inc. (consulting firm) since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980.	34 RICs consisting of 98 Portfolios	None
40 East 52nd Street
New York, NY
10022
1944

Bruce R. Bond	Director	2007 to present	Trustee and Member of the Governance Committee, State Street Research Mutual Funds from 1997 to 2005; Board Member of Governance, Audit and Finance Committee, Avaya Inc. (computer equipment) from 2003 to 2007.	34 RICs	None
40 East 52nd Street				consisting of
New York, NY				98 Portfolios
10022
1946

Donald W. Burton	Director	2007 to present	Managing General Partner, The Burton Partnership, LP (an investment partnership) since 1979; Managing General Partner, The South Atlantic Venture Funds since 1983; Member of the Investment Advisory Council of the Florida State Board of Administration from 2001 to 2007.	34 RICs	Knology, Inc. (telecommu- nications); Capital Southwest (financial)
40 East 52nd Street				consisting of
New York, NY				98 Portfolios
10022
1944

Honorable Stuart E. Eizenstat[4] 40 East 52nd Street New York, NY 10022 1943	Director	2007 to present	Partner and Head of International Practice, Covington and Burling LLP (law firm) since 2001; International Advisory Board Member, The Coca Cola Company since 2002; Advisory Board Member BT Americas (telecommunications) since 2004; Member of the Board of Directors, Chicago Climate Exchange (environmental) since 2006; Member of the International Advisory Board GML (energy) since 2003.	34 RICs consisting of 98 Portfolios	Alcatel-Lucent (telecommu- nications); Global Specialty Metallurgical (metallurgical industry); UPS Corporation (delivery service)

Kenneth A. Froot	Director	2005 to present	Professor, Harvard University since 1992.	34 RICs	None
40 East 52nd Street				consisting of
New York, NY				98 Portfolios
10022
1957

(footnotes appear on page B-5)

B-3

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served as a Director[2]	Principal Occupation(s) During Past Five Years	Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company or Investment Company Directorships held During the Past Five Years

Robert M. Hernandez[5] 40 East 52nd Street New York, NY 10022 1944	Director	2007 to present	Director, Vice Chairman and Chief Financial Officer of USX Corporation (energy and steel business) from 1991 to 2001.	34 RICs consisting of 98 Portfolios	ACE Limited (insurance company); Eastman Chemical Company (chemicals); RTI International Metals, Inc. (metals); TYCO Electronics (electronics)

John F. O’Brien[6] 40 East 52nd Street New York, NY 10022 1943	Director	2007 to present	Chairman and Director, Woods Hole Oceanographic Institute since 2009 and Trustee thereof from 2003 to 2009; Director, Allmerica Financial Corporation from 1995 to 2003; Director, ABIOMED from 1989 to 2006; Director, Ameresco, Inc. (energy solutions company) from 2006 to 2007; Vice Chairman and Director, Boston Lyric Opera from 2002 to 2007.	34 RICs consisting of 98 Portfolios	Cabot Corporation (chemicals); LKQ Corporation (auto parts manufac- turing); TJX Companies, Inc. (retailer)

Roberta Cooper	Director	2002 to present	Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. (law firm) since 1993; Chairman of the Board, Cooper’s Inc., (retail) since 2000; Director, ECMC Group (service provider to students, schools and lenders) since 2001; President, The American Law Institute, (non-profit), since 2008; President, American Bar Association from 1995 to 1996.	34 RICs	None
Ramo				consisting of
40 East 52nd Street				98 Portfolios
New York, NY
10022
1942

David H. Walsh[7]	Director	2007 to present	Director, National Museum of Wildlife Art since 2007; Trustee, University of Wyoming Foundation since 2008; Director, Ruckleshaus Institute and Haub School of Natural Resources at the University of Wyoming from 2006 to 2008; Director, The American Museum of Fly Fishing since 1997; Director, The National Audubon Society from 1998 to 2005.	34 RICs consisting of 98 Portfolios	None
40 East 52nd Street
New York, NY
10022
1941

Fred G. Weiss[8]	Director	2007 to present	Managing Director, FGW Associates (consulting and investment company) since 1997; Director, Michael J. Fox Foundation for Parkinson’s Research since 2000; Director of BTG International Plc (a global technology commercialization company) from 2001 to 2007.	34 RICs consisting of 98 Portfolios	Watson Pharmaceutical Inc.
40 East 52nd Street
New York, NY
10022
1941

(footnotes appear on page B-5)

B-4

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served as a Director[2]	Principal Occupation(s) During Past Five Years	Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company or Investment Company Directorships held During the Past Five Years

Richard R. West 40 East 52nd Street New York, NY 10022 1938	Director	2007 to present	Dean Emeritus, New York University’s Leonard N. Stern School of Business Administration since 1995.	34 RICs consisting of 98 Portfolios	Bowne & Co., Inc. (financial printers); Vornado Realty Trust (real estate company); Alexander’s Inc. (real estate company)

Interested Directors[1,9]
Richard S. Davis 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present	Managing Director, BlackRock, Inc. since 2005; Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005.	170 RICs consisting of 291 Portfolios	None

Laurence D. Fink 40 East 52nd Street New York, NY 10022 1952	Director	2007 to present	Chairman and Chief Executive Officer of BlackRock, Inc. since its formation in 1998 and of BlackRock, Inc.’s predecessor entities since 1988 and Chairman of the Executive and Management Committees; Managing Director, The First Boston Corporation, Member of its Management Committee, Co-head of its Taxable Fixed Income Division and Head of its Mortgage and Real Estate Products Group; Chairman of the Board of several of BlackRock’s alternative investment vehicles; Director of several of BlackRock’s offshore funds; Member of the Board of Trustees of New York University, Chair of the Financial Affairs Committee and a member of the Executive Committee, the Ad Hoc Committee on Board Governance, and the Committee on Trustees; Co- Chairman of the NYU Hospitals Center Board of Trustees, Chairman of the Development/Trustee Stewardship Committee and Chairman of the Finance Committee; Trustee, The Boys’ Club of New York.	34 RICs consisting of 98 Portfolios	BlackRock, Inc.

Henry Gabbay 40 East 52nd Street New York, NY 10022 1947	Director	2007 to present	Consultant, BlackRock, Inc. from 2007 to 2008; Managing Director, BlackRock, Inc. from 1989 to 2007; Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.	170 RICs consisting of 291 Portfolios	None

[1]	Each Director holds office until his or her successor is elected and qualifies or until his or her earlier death, resignation, retirement or removal as provided by the Master LLC's by-laws or charter or statute, or until December 31 of the year in which he or she turns 72.

[2]	Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock Fund boards were realigned and consolidated into three new Fund boards in 2007. As a result, although the chart shows certain Directors as joining the Corporation’s board in 2007, each Director first became a member of the Board of Directors/Trustees of other legacy MLIM or legacy BlackRock Funds as follows: James H. Bodurtha, 1995; Bruce R. Bond, 2005; Donald W. Burton, 2002; Honorable Stuart E. Eizenstat, 2001; Kenneth A. Froot, 2005; Robert M. Hernandez, 1996; John F. O’Brien, 2005; Roberta Cooper Ramo, 2000; David H. Walsh, 2003; Fred G. Weiss, 1998 and Richard R. West, 1978.

[3]	Chairman of the Compliance Committee.

[4]	Chairman of the Governance and Nominating Committee.

[5]	Chairman of the Board of Directors.

[6]	Chairman of the Product Pricing Committee.

[7]	Chairman of the Performance Oversight Committee.

[8]	Vice-Chairman of the Board of Directors and Chairman of the Audit Committee.

[9]

Messrs. Davis and Fink are both “interested persons,” as defined in the Investment Company Act, of the Master LLC based on their positions with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Fund due to his former positions with BlackRock, Inc. and its affiliates as well as his ownership of BlackRock, Inc. and PNC Financial Services Group, Inc. securities.

B-5

     Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships:

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served as an Officer[1]	Principal Occupation(s) During Past Five Years	Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company or Investment Company Directorships held During the Past Five Years

Fund Officers[1]
John M. Perlowski, CPA 55 East 52nd Street New York, NY 10055 1964	President and Chief Executive Officer	2010 to present	Managing Director of BlackRock, Inc. since 2009; Global Head of BlackRock Fund Administration since 2009; Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, L.P. from 2003 to 2009; Treasurer of Goldman Sachs Mutual Funds from 2003 to 2009 and Senior Vice President thereof from 2007; Director of Goldman Sachs Offshore Funds from 2002 to 2009.	70 RICs consisting of 193 Portfolios	Family Resource Network (charitable foundation)

Jeffrey Holland, CFA	Vice	2009 to	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2006 to 2009; Chief Operating Officer of BlackRock U.S. Retail Group since 2009; Co-head of Product Development and Management for BlackRock’s U.S. Retail Group from 2007 to 2009; Product Manager of Raymond James & Associates from 2003 to 2006.	70 RICs	None
40 East 52nd Street	President	present		consisting of
New York, NY				193 Portfolios
10022
1971

Brendan Kyne	Vice	2009 to	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2008 to 2009; Head of Product Development and Management for BlackRock’s U.S. Retail Group since 2009, co-head thereof from 2007 to 2009; Vice President of BlackRock, Inc. from 2005 to 2008.	170 RICs	None
40 East 52nd Street	President	present		consisting of
New York, NY				291 Portfolios
10022
1977

Brian Schmidt	Vice	2009 to	Managing Director of BlackRock, Inc. since 2004; various positions with U.S. Trust Company from 1991 to 2003 including Director from 2001 to 2003 and Senior Vice President from 1998 to 2003; Vice President, Chief Financial Officer and Treasurer of Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc. and Excelsior Funds Trust from 2001 to 2003.	70 RICs	None
40 East 52nd Street	President	present		consisting of
New York, NY				193 Portfolios
10022
1958

Neal J. Andrews	Chief	2007 to	Managing Director of BlackRock, Inc. since 2006; Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc. from 1992 to 2006.	170 RICs	None
40 East 52nd Street	Financial	present		consisting of
New York, NY	Officer			291 Portfolios
10022
1966

(footnotes appear on page B-7)

B-6

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served as an Officer[1]	Principal Occupation(s) During Past Five Years	Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company or Investment Company Directorships held During the Past Five Years

Jay M. Fife	Treasurer	2007 to	Managing Director of BlackRock, Inc. since 2007 and Director in 2006; Assistant Treasurer of the Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	170 RICs	None
40 East 52nd Street		present		consisting of
New York, NY				291 Portfolios
10022
1970

Brian P. Kindelan	Chief Compliance Officer and Anti-Money Laudering Officer	2007 to	Chief Compliance Officer of the BlackRock-advised funds since 2007; Managing Director and Senior Counsel of BlackRock, Inc. since 2005.	170 RICs	None
40 East 52nd Street		present		consisting of
New York, NY				291 Portfolios
10022
1959

Howard B. Surloff	Secretary	2007 to	Managing Director and General Counsel of U.S. Funds of BlackRock, Inc. since 2006; General Counsel (U.S.) of Goldman Sachs Asset Management, L.P. from 1993 to 2006.	170 RICs	None
40 East 52nd Street		present		consisting of
New York, NY				291 Portfolios
10022
1965

[1]	Officers of the Master LLC serve at the pleasure of the Board of Directors.

Share Ownership

     Information relating to each Director’s share ownership in the Master LLC and in all registered funds in the BlackRock-advised funds that are overseen by the respective Directors as of December 31, 2009 is set forth in the chart below:

Name of Director[1]	Aggregate Dollar Range of Equity Securities in the Master LLC	Aggregate Dollar Range of Equity Securities in BlackRock-Advised Funds
Interested Directors:
Richard S. Davis	None	Over $100,000
Laurence D. Fink	None	$10,001–$50,000
Henry Gabbay	None	Over $100,000
Independent Directors:
James H. Bodurtha	None	Over $100,000
Bruce R. Bond	None	Over $100,000
Donald W. Burton	None	None
Honorable Stuart E. Eizenstat	None	Over $100,000
Kenneth A. Froot	None	Over $100,000
Robert M. Hernandez	None	Over $100,000
John F. O’Brien	None	Over $100,000
Roberta Cooper Ramo	None	$50,001–$100,000
David H. Walsh	None	Over $100,000
Fred G. Weiss	None	Over $100,000
Richard R. West	None	$50,001–$100,000

[1]	The Master LLC does not offer its interests for sale to the public.
B-7

(b) Board of Directors.

     The Board of Directors of the Master LLC consists of fourteen individuals (each a Director), eleven of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “Independent Directors”). The registered investment companies advised by the Manager or its affiliates (the “BlackRock-advised Funds”) are organized into one complex of closed-end funds, two complexes of open-end funds (the Equity-Liquidity Complex and the Equity-Bond Complex) and one complex of exchange-traded funds (each a “BlackRock Fund Complex”). The Portfolio is included in the BlackRock Fund Complex referred to as the Equity-Bond Complex. The Directors also oversee as Board members the operations of the other open-end registered investment companies included in the Equity-Bond Complex.

      The Board of Directors has overall responsibility for the oversight of the Master LLC and the Portfolio. The Chairman of the Board is an Independent Director, and the Chairman of each Board committee (each, a “Committee”) is an Independent Director. The Board has five standing Committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight Committee and an Executive Committee. The Board also has one ad hoc committee, the Joint Product Pricing Committee. The Chairman of the Board’s role is to preside at all meetings of the Board, and to act as a liaison with service providers, officers, attorneys, and other Directors generally between meetings. The Chairman of each Committee performs a similar role with respect to the Committee. The Chairman of the Board or a Committee may also perform such other functions as may be delegated by the Board or the Committee from time to time. The Independent Directors meet regularly outside the presence of Portfolio management, in executive session or with other service providers to the Portfolio. The Board has regular meetings five times a year, and may hold special meetings if required before its next regular meeting. Each Committee meets regularly to conduct the oversight functions delegated to that Committee by the Board and reports its findings to the Board. The Board and each standing Committee conduct annual assessments of their oversight function and structure. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise independent judgment over management and to allocate areas of responsibility among Committees and the full Board to enhance effective oversight.

     The Board has engaged the Manager to manage the Portfolio on a day-to day basis. The Board is responsible for overseeing the Manager, other service providers, the operations of the Portfolio and associated risk in accordance with the provisions of the Investment Company Act, state law, other applicable laws, the Master LLC’s charter, and the Portfolio’s investment objectives and strategies. The Board reviews, on an ongoing basis, the Portfolio’s performance, operations, and investment strategies and techniques. The Board also conducts reviews of the Manager and its role in running the operations of the Portfolio.

     Day-to-day risk management with respect to the Portfolio is the responsibility of the Manager or of sub-advisers or other service providers (depending on the nature of the risk), subject to the supervision of the Manager. The Portfolio is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. While there are a number of risk management functions performed by the Manager and the sub-advisers or other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Portfolio. Risk oversight forms part of the Board’s general oversight of the Portfolio and is addressed as part of various Board and Committee activities. The Board, directly or through a Committee, also reviews reports from, among others, management, the independent registered public accounting firm for the Portfolio, sub-advisers, and internal auditors for the investment adviser or its affiliates, as appropriate, regarding risks faced by the Portfolio and management’s or the service provider’s risk functions. The Committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of the Portfolio’s activities and associated risks. The Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of the Portfolio’s compliance program and reports to the Board regarding compliance matters for the Portfolio and their service providers. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.

     The members of the Audit Committee are Fred G. Weiss (Chair), Robert M. Hernandez and Richard R. West, all of whom are Independent Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Portfolio; (3) review the conduct and results of each audit and discuss the Portfolio’s audited financial statements; (4) review any issues raised by the independent auditor or Portfolio management regarding the accounting of financial reporting policies and practices of the Portfolio and the internal controls of the Portfolio and certain service providers; (5) oversee the performance of the Portfolio’s internal audit function provided by its investment adviser and independent auditor; (6) oversee policies, procedures and controls regarding valuation of the Portfolio’s investments; (7) discuss with Portfolio management its policies regarding risk assessment and risk management as such matters relate to the Portfolio’s financial reporting and controls; and (8) resolve any disagreements between Portfolio management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. During the fiscal year ended May 31, 2010, the Audit Committee met five times.

B-8

     The members of the Governance and Nominating Committee (the “Governance Committee”) are the Honorable Stuart E. Eizenstat (Chair), Robert M. Hernandez, Fred G. Weiss and Richard R. West, all of whom are Independent Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as Independent Directors of the Master LLC and recommend Independent Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding Independent Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by Portfolio shareholders as it deems appropriate. Portfolio shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal year ended May 31, 2010, the Governance Committee met four times.

      The members of the Compliance Committee are James H. Bodurtha (Chair), Bruce R. Bond and Roberta Cooper Ramo, all of whom are Independent Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and the Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Master LLC’s compliance with applicable law; and (3) review reports from and make certain recommendations and determinations regarding the Master LLC’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. During the fiscal year ended May 31, 2010, the Compliance Committee met eight times.

     The members of the Performance Oversight Committee (the “Performance Committee”) are David H. Walsh (Chair), Donald W. Burton, Kenneth A. Froot and John F. O’Brien, all of whom are Independent Directors, and Richard S. Davis, who is an interested Director. The Performance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the Portfolio’s investment performance relative to its agreed-upon performance objectives. The Performance Committee’s responsibilities include, without limitation, to (1) review the Portfolio’s investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review the Portfolio’s investment performance relative to agreed-upon performance objectives and (5) review information on unusual or exceptional investment matters. The Board has adopted a written charter for the Performance Committee. During the fiscal year ended May 31, 2010, the Performance Committee met five times.

     The Boards of the Equity-Liquidity Complex, the Equity-Bond Complex and the Closed-End BlackRock Fund Complex, established the ad hoc Joint Product Pricing Committee (the “Product Pricing Committee”) comprised of nine members drawn from the Independent Board members serving on the Boards of these BlackRock Fund Complexes. Messrs. John F. O’Brien, Robert M. Hernandez, Fred G. Weiss, Donald W. Burton, and David H. Walsh are members of the Product Pricing Committee representing the Equity-Bond Complex. Two Independent board members representing the Closed-End BlackRock Fund Complex and two Independent board members representing the Equity-Liquidity Complex, serve on the Product Pricing Committee. The Product Pricing Committee is chaired by Mr. John F. O’Brien. The purpose of the Product Pricing Committee is to review the components and pricing structure of the non-money market funds in the BlackRock Fund Complexes. The Product Pricing Committee was formed on June 4, 2009, and for the period from June 4, 2009 to May 31, 2010, the Product Pricing Committee met five times.

     The members of the Executive Committee are James H. Bodurtha, Honorable Stuart E. Eizenstat, Robert M. Hernandez, David H. Walsh and Fred G. Weiss, all of whom are Independent Directors, and Richard S. Davis, who serves as an interested Director. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board; (2) act on such matters as may require urgent action between meetings of the Board; and (3) exercise such other authority as may from time to time be delegated to the Executive Committee by the Board. The Board has adopted a written charter for the Executive Committee. During the fiscal year ended May 31, 2010, the Executive Committee met two times.

B-9

     The Independent Directors have adopted a statement of policy that describes the experience, qualifications, skills and attributes that are necessary and desirable for potential Independent Director candidates (the “Statement of Policy”). The Board believes that each Independent Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by the Statement of Policy. Furthermore, in determining that a particular Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. The Board believes that, collectively, the Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Master LLC and protecting the interests of shareholders. Among the attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Portfolio’s investment adviser, sub-advisers, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Directors. Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Portfolio and the other funds in the BlackRock Fund Complex (and any predecessor funds), other investment funds, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Board and committee meetings, as well as their leadership of standing and ad hoc committees throughout the years; or other relevant life experiences.

     The table below discusses some of the experiences, qualifications and skills of each of our Board Members that support the conclusion that each board member should serve (or continue to serve) on the Boards.

Director	Experience, Qualifications and Skills

Independent Directors

James H. Bodurtha	James H. Bodurtha has served for more than 20 years on the boards of registered investment companies, most recently as a member of the Board of the Equity-Bond Complex and its predecessor funds, including as Chairman of the Board of certain of the legacy-Merrill Lynch Investment Managers, L.P. (“MLIM”) funds. Prior thereto, Mr. Bodurtha was counsel to and a member of the Board of a smaller bank- sponsored mutual funds group. In addition, Mr. Bodurtha is a member of, and previously served as Chairman of, the Independent Directors Council and currently serves as an independent director on the Board of Governors of the Investment Company Institute. He also has more than 30 years of executive management and business experience through his work as a consultant and as the chairman of the board of a privately-held company. In addition, Mr. Bodurtha has more than 20 years of legal experience as a corporate attorney and partner in a law firm, where his practice included counseling registered investment companies and their boards.

Bruce R. Bond

Bruce R. Bond has served for approximately 13 years on the board of registered investment companies, having served as a member of the Board of the Equity-Bond Complex and its predecessor funds, including the legacy-BlackRock funds and the State Street Research Mutual Funds. He also has executive management and business experience, having served as president and chief executive officer of several communications networking companies. Mr. Bond also has corporate governance experience from his service as a director of a computer equipment company.

Donald W. Burton

Donald W. Burton has served for approximately 25 years on the board of registered investment companies, having served as a member of the Board of the Equity-Bond Complex and its predecessor funds, including the legacy-MLIM and Raymond James funds. He also has more than 30 years of investment management business experience, having served as the managing general partner of an investment partnership, and a member of the Investment Advisory Council of the Florida State Board of Administration. In addition, Mr. Burton has corporate governance experience, having served as a board member of publicly-held financial, health- care, and telecommunications companies.

B-10

Director	Experience, Qualifications and Skills

The Honorable Stuart E. Eizenstat	The Honorable Stuart E. Eizenstat has served for approximately 9 years on the board of registered investment companies, having served as a member of the Board of the Equity-Bond Complex and its predecessor funds, including the legacy- BlackRock funds. He served as U.S. Ambassador to the European Union Under Secretary of Commerce for International Trade, Under Secretary of State for Economic, Business & Agricultural Affairs, and Deputy Secretary of the U.S. Treasury during the Clinton Administration. He was Director of the White House Domestic Policy Staff and Chief Domestic Policy Adviser to President Carter. In addition, Mr. Eizenstat is a practicing attorney and Head of the International Practice at a major international law firm. Mr. Eizenstat has business and executive management experience and corporate governance experience through his service on the advisory boards and corporate boards of publicly-held consumer, energy, environmental delivery, metallurgical and telecommunications companies.

Kenneth A. Froot

Kenneth A. Froot has served for approximately 15 years on the boards of registered investment companies, having served as a member of the Board of the Equity-Bond Complex and its predecessor funds, including the legacy-MLIM funds. The Equity-Bond Board benefits from Mr. Froot’s years of academic experience, having served as a professor of finance at Harvard University since 1992 and teaching courses on capital markets, international finance, and risk management. Mr. Froot has published numerous articles and books on a range of topics, including, among others, the financing of risk, risk management, the global financial system, currency analysis, foreign investing, and investment style strategies. He has served as a director of research for Harvard Business School for approximately 5 years, and as a managing partner of an investment partnership. In addition, Mr. Froot has served as a consultant to the International Monetary Fund, the World Bank, and the Board of Governors of the Federal Reserve, and served on the staff of the US President's Council of Economic Advisers and the Economic Advisory Board of the Export-Import Bank of the United States.

Robert M. Hernandez

Robert M. Hernandez has served for approximately 16 years on the board of registered investment companies, having served as Chairman of the Board of the Equity-Bond Complex and as Vice Chairman and Chairman of the Audit and Nominating/Governance Committees of its predecessor funds, including certain legacy-BlackRock funds. Mr. Hernandez has business and executive experience through his service as group president, chief financial officer, Chairman and vice chairman, among other positions, of publicly-held energy, steel, and metal companies. He has served as a director of other public companies in various industries throughout his career. He also has broad corporate governance experience, having served as a board member of publicly-held energy, insurance, chemicals, metals and electronics companies. Mr. Hernandez has been determined by the Audit Committee to be an audit committee financial expert, as such term is defined in the applicable SEC rules.

John F. O’Brien	John F. O’Brien has served for approximately 5 years on the board of registered investment companies, having served as a member of the Board of the Equity-Bond Complex and its predecessor funds, including the legacy-MLIM funds. He also has investment management experience, having served as the president, director, and chairman of the board of an investment management firm and a life insurance company. Mr. O’Brien also has broad corporate governance and audit committee experience, having served as a board member and audit committee member of publicly-held financial, medical, energy, chemical, retail, life insurance, and auto parts manufacturing companies, and as a director of a not-for-profit organization.

Roberta Cooper Ramo	Roberta Cooper Ramo has served for approximately 10 years on the board of registered investment companies, having served as a member of the Board of the Equity-Bond Complex and its predecessor funds, including the legacy-MLIM funds. She is a practicing attorney and shareholder in a law firm for more than 30 years. Ms. Ramo has oversight experience through her service as chairman of the board of a retail company and as president of the American Bar Association and the American Law Institute and as President, for 2 years, and Member of the Board of Regents, for six years, of the University of New Mexico. She also has corporate governance experience, having served on the Boards of United New Mexico Bank and the First National Bank of New Mexico and on the Boards of non-profit organizations.

B-11

Director	Experience, Qualifications and Skills

David H. Walsh

David H. Walsh has served for approximately 7 years on the board of registered investment companies, having served as a member of the Equity-Bond Complex and its predecessor funds, including the legacy-MLIM funds. Mr. Walsh has investment management experience, having served as a consultant with Putnam Investments (“Putnam”) from 1993 to 2003, and employed in various capacities at Putnam from 1971 to 1992. He has oversight experience, serving as the director of an academic institute, and a board member of various not-for-profit organizations.

Fred G. Weiss

Fred G. Weiss has served for approximately 12 years on the board of registered investment companies, having served as a member of the Equity-Bond Complex and its predecessor funds, including as Chairman of the board of certain of the legacy-MLIM funds. He also has more than 30 years of business and executive management experience, having served in senior executive positions of two public companies where he was involved in both strategic planning and corporate development, as Chairman of the Committee on Investing Employee Assets (CIBA) and as a managing director of an investment consulting firm. Mr. Weiss also has corporate governance experience, having served as a board member of a publicly-held global technology company and a pharmaceutical company, and as a director of a not-for-profit foundation. Mr. Weiss has been determined by the Audit Committee to be an audit committee financial expert, as such term is defined in the applicable SEC rules.

Richard R. West

Richard R. West has served for approximately 32 years on the board of registered investment companies, having served as a member of the Equity-Bond Complex and its predecessor funds, including the legacy-MLIM funds. Mr. West served as a professor of finance and later Dean and Dean Emeritus of New York University’s Leonard N. Stern School of Business Administration. He also has corporate governance experience, having served as a board member of publicly-held real estate companies and a financial printer. Mr. West has been determined by the Audit Committee to be an audit committee financial expert, as such term is defined in the applicable SEC rules.

Interested Directors

Richard S. Davis	Mr. Davis’s experience as a Managing Director of BlackRock, Inc. and Chief Executive Officer of State Street Research & Management Company benefits the Funds by providing them with additional business leadership and experience, while adding the benefit of his diverse knowledge concerning investment management firms. In addition Mr. Davis’s experiences as the Chairman of State Street Research Mutual Funds and SSR Realty provides the Funds with a wealth of practical business knowledge and leadership. Mr. Davis’s previous service on and long-standing relationship with the Boards also provides him with a specific understanding of the Funds, their operations, and the business and regulatory issues facing the Funds.

Laurence D. Fink	Laurence D. Fink has served for approximately 10 years on the board of registered investment companies, having served as a member of the Equity-Bond Complex and its predecessor funds. He serves as Chairman of the Board and Chief Executive Officer of BlackRock, Inc. since its formation in 1998 and of BlackRock, Inc.’s predecessor entities since 1988 and Chairman of the Executive and Management Committees. Mr. Fink served as a managing director of The First Boston Corporation, Member of its Management Committee, Co-head of its Taxable Fixed Income Division and Head of its Mortgage and Real Estate Products Group. He also is Chairman of the Board of several of BlackRock’s alternative investment vehicles, Director of several of BlackRock’s offshore funds, a Member of the Board of Trustees of New York University, Chair of the Financial Affairs Committee and a member of the Executive Committee, the Ad Hoc Committee on Board Governance, and the Committee on Trustees. Mr. Fink serves as Co- Chairman of the NYU Hospitals Center Board of Trustees, Chairman of the Development/Trustee Stewardship Committee and Chairman of the Finance Committee, and a Trustee of The Boys’ Club of New York.

B-12

Director	Experience, Qualifications and Skills

Henry Gabbay

Mr. Gabbay’s many years of experience in finance provides the Boards with a wealth of practical business knowledge and leadership. In particular, Mr. Gabbay’s experience as a Consultant for and Managing Director of BlackRock, Inc., Chief Administration Officer of BlackRock Advisors, LLC and President of BlackRock Funds provides the Funds with greater insight into the analysis and evaluation of both its existing investment portfolios and potential future investments as well as enhanced oversight of their investment decisions and investment valuation processes. In addition, Mr. Gabbay’s former positions as Chief Administrative Officer of the BlackRock Advisors, LLC and as Treasurer of certain closed-end funds in the BlackRock fund complex provides the Boards with direct knowledge of the operations of the Funds and their investment advisers, respectively. Mr. Gabbay’s previous service on and long-standing relationship with the Boards also provides him with a specific understanding of the Funds, their operations, and the business and regulatory issues facing the Funds.

(c) Compensation.

     Each Director who is an Independent Director is paid as compensation an annual retainer of $150,000 per year for his or her services as Board member of the funds in the Equity-Bond Complex, including the Portfolio and the Master LLC, and a $25,000 Board meeting fee to be paid for each Board meeting up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. In addition, the Chairman and Vice-Chairman of the Board are paid as compensation an additional annual retainer of $80,000 and $25,000, respectively, per year. The Chairmen of the Audit Committee, Compliance Committee, Governance Committee and Performance Committee are paid as compensation an additional annual retainer of $25,000, respectively. The Chairman of the Product Pricing Committee, Mr. O’Brien, is paid an annual retainer of $25,000, which is allocated among all of the non-money market funds in the BlackRock Fund Complexes.

     Mr. Gabbay is an interested Director of the Fund and the Corporation and serves as an interested Board member of the other BlackRock-advised funds which comprise the Equity-Liquidity, the Equity-Bond and the Closed-End BlackRock Fund Complexes. Mr. Gabbay receives as compensation for his services as a Board member of each of three BlackRock Fund Complexes, (i) an annual retainer of $487,500, allocated to the funds in these three BlackRock Fund Complexes, including the Portfolio and (ii) with respect to each of the two open-end BlackRock Fund Complexes, a Board meeting fee of $3,750 (with respect to meetings of the Equity-Liquidity Complex) and $18,750 (with respect to meetings of the Equity-Bond Complex) to be paid for attendance at each Board meeting up to five Board meetings held in a calendar year by each such Complex (compensation for meetings in excess of this number to be determined on a case-by-case basis). Mr. Gabbay will also be reimbursed for out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. Mr. Gabbay's compensation for serving on the boards of funds in these BlackRock Fund Complexes (including the Fund) is equal to 75% of each retainer and, as applicable, of each meeting fee (without regard to additional fees paid to Board and Committee chairs) received by the Independent Board Members serving on such boards. The Board of the Corporation or of any other BlackRock-advised Funds may modify the Board members' compensation from time to time depending on market conditions and Mr. Gabbay's compensation would be impacted by those modifications.

     Each of the Independent Directors and Mr. Gabbay agreed to a 10% reduction in their compensation described above for service during the period April 1, 2009 through December 31, 2009. Additionally, prior to January 1, 2010, the Chairman was paid as compensation an additional retainer of $65,000, which is not reflected in the compensation amounts noted in the prior paragraphs.

B-13

     The following table sets forth the compensation earned by the non-interested Directors for the fiscal year ended May 31, 2010 and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2009.

Name[1]	Aggregate Compensation from the Master LLC	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from the Fund and Other BlackRock- Advised Funds
Independent Directors:
James H. Bodurtha[2]	$2,706	None	$276,875
Bruce R. Bond	$2,549	None	$253,750
Donald W. Burton	$2,549	None	$253,750
Honorable Stuart E. Eizenstat[3]	$2,706	None	$276,875
Kenneth A. Froot	$2,425	None	$242,500
Robert M. Hernandez[4]	$2,997	None	$313,875
John F. O’Brien[5]	$2,631	None	$260,659
Roberta Cooper Ramo	$2,549	None	$253,750
Jean Margo Reid[6]	$ 420	None	$152,500
David H. Walsh[7]	$2,706	None	$276,875
Fred G. Weiss[8]	$2,864	None	$300,000
Richard R. West	$2,549	None	$253,750
Interested Directors:[9]
Richard S. Davis	None	None	None
Laurence D. Fink	None	None	None
Henry Gabbay	$1,883	None	$441,563

[1]	For the number of BlackRock advised-funds from which each Director receives compensation see the Biographical Information Chart beginning on page B-3.

[2]	Chairman of the Compliance Committee.

[3]	Chairman of the Governance and Nominating Committee.

[4]	Chairman of the Board of Directors.

[5]	Chairman of the Product Pricing Committee.

[6]	Ms. Reid resigned as a Director of the Fund and as a director or trustee of all other BlackRock-advised funds effective August 1, 2009.

[7]	Chairman of the Performance Oversight Committee.

[8]	Vice Chairman of the Board of Directors and Chairman of the Audit Committee.

[9]

Mr. Gabbay began receiving compensation from the Master LLC for his service as a Director effective January 1, 2009. Mr. Davis and Mr. Fink receive no compensation from the Master LLC for their service as a Director.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics.

The Master LLC, the Feeder Fund, the Manager, BlackRock Financial Management, Inc., and BlackRock Investments, LLC each has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

B-14

(f) Proxy Voting Policies.

     Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the BlackRock Registration Statement.

Item 18. — Control Persons and Principal Holders of Securities.

(a) Control Persons.

BlackRock Short-Term Bond Fund controls the Portfolio. As of the date of this Registration Statement, BlackRock Short-Term Bond Fund owned 100% of the then outstanding interests in the Portfolio. As of the date of this Registration Statement the holdings of the Portfolio represented 100% of the Master LLC as a whole.

(b) Principal Holders.

See Item 18(a)

Item 19. — Investment Advisory and Other Services.

(a) Investment Adviser.

The following information supplements and should be read in conjunction with Item 10 in the Master LLC’s Part A.

Information relating to the investment management and other services provided to the Master LLC by BlackRock Advisors, LLC is incorporated herein by reference from Part A of the BlackRock Registration Statement, the section entitled “Management and Advisory Arrangements” in Part I of Part B of the BlackRock Registration Statement and the section entitled “Management and Other Service Arrangements” in Part II of Part B of the BlackRock Registration Statement. The following list identifies the specific sections in Part A and Part B of the BlackRock Registration Statement under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A	Sections Incorporated by Reference from Part A and Part B of the BlackRock Registration Statement
Item 19 (a)	Management and Advisory Arrangements* Management and Other Service Arrangements**
Item 19 (c)	Management and Advisory Arrangements* Management and Other Service Arrangements**
Item 19 (d)	Management and Advisory Arrangements* Management and Other Service Arrangements**
Item 19 (e)	Not Applicable
Item 19 (f)	Not Applicable
Item 19 (g)	Not Applicable
Item 19 (h)	Part A – Back Cover Management and Other Service Arrangements**
*	Excluding the subsection entitled “Transfer Agency Services.”
**	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”
B-15

(b) Principal Underwriter.

BlackRock Investments, LLC (“BRIL”), 40 East 52nd Street, New York, New York 10022, an affiliate of the Manager, acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

Item 20. — Portfolio Managers.

The Portfolio is managed by a team of financial professionals comprised of Stuart Spodek and Thomas F. Musmanno. Information about each portfolio manager’s compensation, other accounts he manages and his ownership of BlackRock Short-Term Bond Fund shares is incorporated herein by reference to the section entitled “Management and Advisory Arrangements” in Part I of Part B of the BlackRock Registration Statement.

Item 21. — Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part I and Part II of Part B of the BlackRock Registration Statement.

Item 22. — Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Master LLC Part A. Under the Master LLC’s limited liability company agreement the Directors are authorized to issue interests in the Master LLC. Upon liquidation of the Master LLC, the Feeder Fund would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to its investment in the Master LLC.

The Master LLC is organized as a limited liability company under the laws of the State of Delaware. The Feeder Fund is entitled to a vote in proportion to its investment in the Master LLC. The Feeder Fund will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interests in the Master LLC. The Master LLC will not issue share certificates.

B-16

Each investor is entitled to a vote in proportion to the amount of its interest in the Portfolio or in the Master LLC, as the case may be. Investors in the Master LLC, or in the Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote.

The Portfolio shall be dissolved by unanimous consent of the Directors by written notice of dissolution to the holders of the interests of the Portfolio. The Master LLC shall be dissolved upon the dissolution of the Portfolio.

The limited liability company agreement of the Master LLC provides that obligations of the Master LLC and the Portfolio are not binding upon the Directors individually but only upon the property of the Portfolio and that the Directors will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Directors to redress any breach of trust), but nothing in the limited liability company agreement of the Master LLC protects a Director against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The limited liability company agreement of the Master LLC provides that the Master LLC may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolio, its holders, Directors, officers, employees and agents covering possible tort and other liabilities.

B-17

The Master LLC currently consists of one Portfolio. The Master LLC reserves the right to create and issue interests in a number of additional portfolios. As indicated above, holders of the Portfolio participate equally in the earnings and assets of the Portfolio. Holders of the Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, and holders of the Portfolio vote together in the election or selection of Directors. Upon liquidation or dissolution of the Portfolio, the holders of the Portfolio are entitled to share in proportion to their investment in the net assets of the Portfolio available for distribution to holders.

Item 23. — Purchase, Redemption, and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 11 and Item 12 in the Master LLC’s Part A.

(a) Purchase of Interests of the Master LLC.

The net asset value of the Portfolio is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (“Exchange”) on each day the Exchange is open for business based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The net asset value is computed by deducting the amount of the Portfolio’s total liabilities from the value of its total assets. Expenses, including the advisory fees payable to the Manager, are accrued daily.

Securities that are held by the Portfolio that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Directors of the Master LLC. Long positions traded in the over the counter (“OTC”) market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Master LLC. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Manager believes that this method no longer produces fair valuations. Repurchase agreements are valued at cost plus accrued interest.

B-18

The Master LLC employs pricing services to provide certain securities prices for the Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Master LLC, including valuations furnished by the pricing services retained by the Portfolio, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Portfolio under the general supervision of the Master LLC’s Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Master LLC.
Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Portfolio’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of the Portfolio’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Master LLC’s Board of Directors or by the Manager using a pricing service and/or procedures approved by the Master LLC’s Board of Directors.

Each investor in the Master LLC may add to or reduce its investment in the Portfolio on each day the Exchange is open for trading. The value of each investor’s interest in the Portfolio will be determined as of the close of business on the Exchange by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. The close of business on the Exchange is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio after the close of business of the Exchange or the next determination of net asset value of the Portfolio. For further information concerning the Portfolio’s net asset value, and the valuation of the Portfolio’s assets, see the Master LLC’s Part A.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

B-19

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of the Master LLC at any time for any reason.

A Feeder Fund may withdraw all or a portion of its investment in the Master LLC on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds may be delayed during any period in which both the NYSE and the Federal Reserve are closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors and all remaining interestholders.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order. A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period during which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

(b) Fund Reorganizations. Not Applicable

(c) Offering Price. Not Applicable

Item 24. — Taxation of the Master LLC.

The Master LLC is organized as a limited liability company. Under the current method of operation of the Portfolio and because the Portfolio currently has one investor, the Portfolio is disregarded as an entity separate from its owner for federal income tax purposes and, thus, is not subject to federal income tax. Based upon the status of the Portfolio as a disregarded entity, the investor in the Portfolio will be treated as if it earned the income and owned the assets of such Portfolio directly, and will be subject to tax on the Portfolio’s ordinary income and capital gain. The Portfolio will not file income tax or information returns.

     If the Portfolio acquires additional investors, the Portfolio will be treated as a partnership for federal income tax purposes, and, thus, will continue to not be subject to federal income tax. If the Portfolio is treated as a partnership, each investor in the Portfolio will be subject to tax on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio’s ordinary income and capital gain. The determination of such share will be made in accordance with the Code and Treasury Regulations promulgated thereunder.

B-20

The Portfolio, if treated as a partnership, will file appropriate information returns. Each prospective investor fund that is a regulated investment company (“RIC”) will be required to agree that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss and deduction of the Portfolio as they are taken into account by the Portfolio.

It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Portfolio.

Certain transactions of the Portfolio are subject to special tax rules of the Code that may, among other things (a) affect the character of realized gains and losses, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders of the Feeder Fund. Special tax rules also will require a Feeder Fund to mark-to-market certain types of positions in the Portfolio (i.e., treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master LLC intends to monitor transactions, to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.

If the Portfolio purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The Feeder Fund may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by the Feeder Fund as a dividend to its shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Fund would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, the Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

A Feeder Fund may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle a Feeder Fund to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio’s assets to be invested within various countries is not known.

The Portfolio is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, the Portfolio is expected to meet the income and diversification of assets tests of the Code applicable to RICs.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis, plus certain undistributed amounts from previous years. The Master LLC intends to distribute the Portfolio income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

B-21

A Feeder Fund may be redeemed in cash or in kind. If the Portfolio has more than one investor, the manner in which a Feeder Fund is redeemed may have tax consequences to the remaining Feeder Funds. If the Feeder Fund is redeemed in cash, the Portfolio may be required to sell certain of its assets in order to fund the redemption. In that case, each of the remaining Feeder Funds will recognize its pro rata share of the gain, even though the Portfolio may not have sold the assets if there had been no redemption. In addition, if a Feeder Fund contributes property to the Portfolio and, within two years, receives a distribution from the Portfolio, such Feeder Fund may be treated as having sold the property to the Portfolio. If a Feeder Fund is redeemed in kind and it suffers a loss of more than $250,000 on the redemption or the basis of distributed assets is increased by more than $250,000 as a result of their distribution, the Portfolio will be required to reduce its basis in its remaining assets. It is possible that the Portfolio could distribute an asset with a high tax basis in redemption of a withdrawing Feeder Fund. In either event, such in-kind distribution could result in higher taxable gains for the remaining Feeder Funds. In addition, if the in-kind distribution occurs within seven years of the contribution, the contributing Feeder Fund will recognize taxable gain or loss on the redemption. If a Feeder Fund were redeemed, any unrealized appreciation in unredeemed Portfolio assets would remain in the Portfolio and would upon realization allocated as realized gain to the remaining Feeder Funds.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Portfolio.

Item 25. — Underwriters.

The placement agent for the Master LLC is BRIL (“Placement Agent”). Pursuant to the Placement Agency Agreement, the Master LLC agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Master LLC and the Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master LLC.

Item 26. — Calculation of Performance Data.

Not Applicable.

Item 27. — Financial Statements.

The Portfolio’s financial statements are incorporated in this Part B by reference to the BlackRock Short-Term Bond Fund annual report to shareholders for the fiscal year ended May 31, 2010. You may request copies of the annual report at no charge by calling 1-800-441-7762 between 8:00 a.m. and 6:00 p.m. (Eastern time) on any business day.
B-22

PART C. OTHER INFORMATION

Item 28. Exhibits.

Exhibit Number			Description
(1)	(a)	—	Certificate of Trust of the Registrant.(1)
	(b)	—	Amended and Restated Declaration of Trust of the Registrant.(1)
	(c)	—	Certificate of Conversion converting Short-Term Bond Master Trust to Short-Term Bond Master LLC, dated June 15, 2007.(12)
	(d)	—	Certificate of Formation of the Registrant, dated June 15, 2007.(12)
	(e)	—	Limited Liability Company Agreement (the “LLC Agreement”) of the Registrant, dated June 15, 2007.(12)
(2)		—	Amended and Restated By-Laws of the Registrant, dated December 9, 2008.(12)
(3)		—	Portions of LLC Agreement and Amended and Restated By-Laws of the Registrant defining the rights of holders of shares of interest of the Registrant.(3)
(4)	(a)	—	Form of Investment Advisory Agreement between the Registrant on behalf of Short-Term Master Portfolio and BlackRock Advisors, LLC.(10)
	(b)	—	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Financial Management, Inc.(10)
(5)		—	Not Applicable.
(6)		—	Not Applicable.
(7)		—	Form of Custody Agreement between the Master LLC and Brown Brothers Harriman & Co.(7)
(8)	(a)	—	Form of Placement Agency Agreement between the Registrant and BlackRock Investments, LLC. (formerly, BlackRock Investments, Inc.) (12)
	(b)	—	Form of Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(8)
	(c)	—	Termination, Replacement and Restatement Agreement between the Registrant, a syndicate of banks and certain other parties. (9)
	(d)	—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(5)
	(e)	—	Certificate of FAM Distributors, Inc.(2)
	(f)	—	Form of Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management LLC dated June 1, 2007.(11)
(9)		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
C-1

(10)		—	Not Applicable.
(11)		—	Not Applicable.
(12)		—	Not Applicable.
(13)		—	Not Applicable.
(14)		—	Not Applicable.
(15)	(a)	—	Code of Ethics of the Registrant.(4)
	(b)	—	Code of Ethics of BlackRock Investments, LLC.(4)
	(c)	—	Code of Ethics of BlackRock Advisors, LLC.(4)
(16)		—	Power of Attorney.(6)

(1)	Incorporated by reference and previously filed as an exhibit to the Registration Statement on Form N-1A of the Registrant (File No. 811-10089) (the “Registration Statement”) filed on August 30, 2000.
(2)	Filed as an exhibit to Amendment No. 1 to the Registration Statement filed on October 6, 2000.
(3)	Reference is made to the Registrant’s Certificate of Conversion and Certificate of Formation, filed as Exhibits 1(c) and 1(d), respectively, and to the following portions of the Registrant’s LLC Agreement, filed as Exhibit 1(e): Article I (Sections 1.1 and 1.2) Article II (Sections 2.2, 2.4 and 2.7) Article III (Sections 3.4, 3.8, 3.9, 3.10, 3.11 and 3.12) Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9) Article VI (Section 6.1) Article VII (Sections 7.1 and 7.2) Article VIII (Sections 8.2, 8.3, 8.4, 8.6, 8.7 and 8.9) Article IX (Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7) Article X (Sections 10.2, 10.3, 10.4 and 10.5) Article XI (Sections 11.4 and 11.6). Reference is also made to the following portions of the Registrant’s Amended and Restated By-Laws, filed as Exhibit 2: Article I.
(4)	Incorporated by reference to the identically numbered Exhibits to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 2-52711) filed on April 29, 2009.
(5)	Incorporated by reference to Exhibit (h)(1) to Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A of Mercury HW Variable Trust filed on February 28, 2001 (File No. 333-24349).
(6)	Incorporated by reference to Exhibit 99(a) to Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592), filed on September 21, 2010.
(7)	Incorporated by reference to Exhibit 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series LLC (File No. 811-09739) filed on January 30, 2002.
(8)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899), filed on December 17, 2007.
(9)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 22 of BlackRock Fundamental Growth Fund, Inc.’s Registration Statement on Form N-1A filed on December 3 2009.
(10)	Filed as an exhibit to Amendment No. 7 to the Registration Statement filed October 2, 2006.
(11)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 811-02256), filed on April 21, 2008.
(12)	Filed as an exhibit to Amendment No. 8 to the Registration Statement filed October 29, 2007.
(13)	Filed as an exhibit to Amendment No. 12 to the Registration Statement filed September 29, 2009.
C-2

Item 29. Persons Controlled by or under Common Control with the Fund.

Other than as specified in response to Item 18(a), the Registrant does not control and is not under common control with any other person.

Item 30. Indemnification.

        Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the LLC Agreement (Exhibit 1(e) to this Registrant Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

        Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

C-3

        Article VIII, Section 8.3 of the LLC Agreement provides:

        The Company shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, managers, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

        (a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

        (b) the Company shall be insured against losses arising by reason of any lawful advances; or

        (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

        (i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

        (ii) an independent legal counsel in a written opinion.

C-4

        Article VIII, Section 8.4 of the LLC Agreement further provides:

        Nothing contained in Section 8.1, Section 8.2 or Section 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1, Section 8.2 or Section 8.3 hereof or in any agreement of the character described in Section 4.1 or Section 4.2 hereof shall protect any Investment Adviser to the Company against any liability to the Company to which he or it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Company, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Investment Adviser to the Company.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

        Article IV, Section 1 of the Registrant’s Amended and Restated By-Laws provides:

        Section 1. No Personal Liability of Directors or Officers. No Director, advisory board member or officer of the Fund shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Fund or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person and, in the case of any Director or officer of the Fund, liability to any Director, officer, employee or agent of the Fund, arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the assets of the Fund for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Director, advisory board member or officer, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such person shall not, on account thereof, be held to any personal liability. Any repeal or modification of the Charter or this Article IV Section 1 shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

        Article IV, Section 2 of the Registrant’s Amended and Restated By-Laws provides:

C-5

Mandatory Indemnification.

        (a) The Fund hereby agrees to indemnify each person who is or was a Director, advisory board member or officer of the Fund (each such person being an “Indemnitee”) to the full extent permitted under applicable law against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and legal fees and expenses reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while acting in any capacity set forth in this Article IV by reason of having acted in any such capacity, whether such liability or expense is asserted before or after service, except, in the case of any advisory board member, with respect to any matter as to which such advisory board member shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which such advisory board member shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no Indemnitee shall be indemnified hereunder against any liability to any person or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the Indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “Disabling Conduct”); provided, that in the case of a Director or officer of the Fund, he or she shall have been adjudicated to have acted with Disabling Conduct; provided, further, that as to any matter disposed of by a compromise payment by any such Director or officer of the Fund, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Director or officer of the Fund did not engage in Disabling Conduct by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are both Independent Directors and not parties to the proceeding (“Independent Non-Party Directors”), or by written opinion from independent legal counsel approved by the Directors. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any advisory board member as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such advisory board member (A) was authorized by a majority of the Directors or (B) was instituted by the advisory board member to enforce his or her rights to indemnification hereunder in a case in which the advisory board member is found to be entitled to such indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

        (b) Notwithstanding the foregoing, no indemnification of an advisory board member shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such advisory board member is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (A) a majority vote of a quorum of Independent Non-Party Directors, that the advisory board member is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, a Special Counsel in a written opinion concludes that the advisory board member should be entitled to indemnification hereunder.

        (c) Notwithstanding the foregoing, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

        (d) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder, to the full extent permitted under applicable law, only if the Fund receives a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking by the Indemnitee to reimburse the Fund if it shall ultimately be determined that the standards of conduct necessary for indemnification have not been met; provided, that a Director or officer of the Fund shall not be required to deliver a written affirmation of his or her good faith belief that the standards of conduct necessary for indemnification have been met. In addition, at least one of the following conditions must be met: (i) the Indemnitee shall provide adequate security for his or her undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of the Independent Non-Party Directors, or if such quorum is not obtainable or even if obtainable, if a majority vote of such quorum so direct, Special Counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

C-6

        (e) The rights accruing to any Indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under the Charter, these Bylaws or any statute, insurance policy, agreement, vote of Shareholders or Independent Directors or any other right to which such person may be lawfully entitled.

        (f) The Fund shall indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Fund or serving in any capacity at the request of the Fund as provided in Section 8.3 of the Charter.

        (g) Any repeal or modification of the Charter or Section 2 of this Article IV shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

        Article IV, Section 4 of the Registrant’s Amended and Restated By-Laws provides:

        Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV or the Charter shall continue as to a person who has ceased to be a Director, advisory board member or officer of the Fund and shall inure to the benefit of the heirs, executors and personal and legal representatives of such a person.

        Article IV, Section 5 of the Registrant’s Amended and Restated By-Laws provides:

        Insurance. The Directors may maintain insurance for the protection of the Fund’s property, the Shareholders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the 1940 Act.

The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remains in effect and is consistently applied.

Item 31. Business and other Connections of the Investment Adviser.

(a)	BlackRock Advisors, LLC is an indirect majority-owned subsidiary of BlackRock Inc. BlackRock Advisors, Inc. was organized in 1994 for the purpose of providing advisory services to investment companies. The list required by this Item 31 of officers and directors of BlackRock Advisors, LLC, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BlackRock Advisors, LLC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(a)	BlackRock Financial Management, Inc. (“BFM”) is an indirect majority-owned subsidiary of BlackRock Inc. BFM currently offers investment advisory services to institutional investors such as pension and profit-sharing plans or Master LLCs, insurance companies and banks. The list required by this Item 31 of officers and directors of BFM, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BFM pursuant to the Investment Advisers Act of 1940 (SEC file No. 801-48433).

C-7

Item 32. Principal Underwriters

        (a)  BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or the placement agent, as applicable, for each of the following open-end investment companies, including the Registrant:

BlackRock Balanced Capital Fund, Inc.	BlackRock Latin America Fund, Inc.
BlackRock Basic Value Fund, Inc.	BlackRock Liquidity Funds
BlackRock Bond Allocation Target Shares	BlackRock Master LLC
BlackRock Bond Fund, Inc.	BlackRock Mid Cap Value Opportunities Series, Inc.
BlackRock California Municipal Series Trust	BlackRock Multi-State Municipal Series Trust
BlackRock Capital Appreciation Fund, Inc.	BlackRock Municipal Bond Fund, Inc.
BlackRock Equity Dividend Fund	BlackRock Municipal Series Trust
BlackRock EuroFund	BlackRock Natural Resources Trust
BlackRock Financial Institutions Series Trust	BlackRock Pacific Fund, Inc.
BlackRock Focus Growth Fund, Inc.	BlackRock Series Fund, Inc.
BlackRock Focus Value Fund, Inc.	BlackRock Series, Inc.
BlackRock Funds	BlackRock Short-Term Bond Series, Inc.
BlackRock Funds II	BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Funds III	BlackRock Value Opportunities Fund, Inc.
BlackRock Global Allocation Fund, Inc.	BlackRock Variable Series Funds, Inc.
BlackRock Global Dynamic Equity Fund	BlackRock World Income Fund, Inc.
BlackRock Global Emerging Markets Fund, Inc.	BIF Government Securities Fund
BlackRock Global Financial Services Fund, Inc.	BIF Money Fund
BlackRock Global Growth Fund, Inc.	BIF Multi-State Municipal Series Trust
BlackRock Global SmallCap Fund, Inc.	BIF Tax-Exempt Fund
BlackRock Healthcare Fund, Inc.	BIF Treasury Fund
BlackRock Index Funds, Inc.	FDP Series, Inc.
BlackRock International Value Trust	Global Financial Services Master LLC
BlackRock Large Cap Series Funds, Inc.

Managed Account Series	Funds for Institutions Series
Master Basic Value LLC	Ready Assets Prime Money Fund
Master Bond LLC	Ready Assets U.S.A. Government Money Fund
Master Focus Growth LLC	Ready Assets U.S. Treasury Money Fund
Master Government Securities LLC	Retirement Series Trust
Master Institutional Money Market LLC	Quantitative Master Series LLC
Master Investment Portfolio	Short-Term Bond Master LLC
Master Large Cap Series LLC	BBIF Government Securities Fund
Master Money LLC	BBIF Money Fund
Master Tax-Exempt LLC	BBIF Tax-Exempt Fund
Master Treasury LLC	BBIF Treasury Fund
Master Value Opportunities LLC

        BRIL also acts as the principal underwriter and placement agent, as applicable, for each of the following closed-end registered investment companies:

BlackRock Senior Floating Rate Fund, Inc.	Master Senior Floating Rate LLC
BlackRock Senior Floating Rate Fund II, Inc.	BlackRock Fixed Income Value Opportunities
C-8

        On October 1, 2008, BRIL replaced BlackRock Distributors, Inc. as principal underwriter and placement agent, as applicable, for each of the open-end registered investment companies mentioned above, including the Registrant.

        (b)  BRIL is a Delaware limited liability corporation located at 40 East 52nd Street, New York, NY 10022. The following is a list of the directors and executive officers of the BRIL:

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Laurence Fink	Chairman and Director	Director
Francis Porcelli	Chief Executive Officer and Managing Director	None
Anne Ackerley	Managing Director	None
Robert Connolly	General Counsel, Secretary and Managing Director	None
Paul Greenberg	Treasurer, Chief Financial Officer and Managing Director	None
Rick Froio	Chief Compliance Officer, Assistant Secretary and Director	None
John Blevins	Assistant Secretary and Managing Director	None
Brian Schmidt	Managing Director	Vice President
Brenda Sklar	Managing Director	None
Stephen Hart	Associate	None
Robert Kapito	Director	None
Daniel Waltcher	Director	None
(c) Not Applicable.

C-9

Item 33. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(a)	Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b)	BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as manager).

(c)	BlackRock Financial Management, Inc., 55 East 52nd Street, New York, New York 10055 (records relating to its functions as sub-adviser).

(d)	BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its function as distributor and placement agent).

(e)	BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).

(f)	State Street Bank and Trust Company, 600 College Road East, Princeton, New Jersey 08540 (records relating to its function as accounting services agent).

(g)	Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109 (records relating to its function as custodian).

C-10

Item 34. Management Services.

Other than as set forth under the caption “Management, Organization, and Capital Structure — Investment Adviser” in Part A of the Registration Statement and under the caption “Investment Advisory and Other Services” in Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35. Undertakings.

Not Applicable.

C-11

SIGNATURES

Pursuant to the requirements of the Investment Company Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York, and State of New York, on the 28th day of September 2010.

Short-Term Bond Master LLC

By:	/s/ John Perlowski John Perlowski President and Chief Executive Officer

C-12